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[SPI LOGO]
                     [FORM OF CERTIFICATE FOR COMMON STOCK]

                                  COMMON STOCK


                INCORPORATED UNDER THE
            LAWS OF THE STATE OF DELAWARE

            THIS CERTIFICATE IS                        CUSIP 830137
              TRANSFERABLE IN               SEE REVERSE FOR CERTAIN DEFINITIONS
            NEW YORK, NEW YORK

                        SIZELER PROPERTY INVESTORS, INC.

               This Certifies that

                               SPECIMEN


               is the owner of

                     FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK OF

     Sizeler Property Investors, Inc. ("the Corporation") transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless counter-signed by the Transfer Agent and registered by the Registrar.

                   Witness the facsimile seal of the Corporation and the
               facsimile signatures of its duly authorized officers.

                          STATE OF INCORPORATION CHANGED TO MARYLAND
                                       PAR VALUE $.0001

               DATED

               PRESIDENT                           COUNTER SIGNED AND REGISTERED
                                                       THE BANK OF NEW YORK
                                                   TRANSFER AGENT AND REGISTRAR

                             CHAIRMAN OF THE BOARD

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                                                                       Exhibit 5

The securities represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Corporation's maintenance of its status as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Charter of the Corporation, no Person may Beneficially Own or Constructively Own Equity Stock in excess of 9.9% (in value or in number of shares of Equity Stock, whichever is more restrictive) of the outstanding Equity Stock of the Corporation, with further restrictions and exceptions set forth in the Charter of the Corporation. There shall be no Transfer that would cause a violation of the Ownership Limit, that would result in Equity Stock of the Corporation being Beneficially Owned by fewer than 100 persons or that would result in the Corporation's being "closely held" under section 856(h) of the Code. Any Person who attempts or proposes to own, Beneficially Own or Constructively Own Equity Stock in excess of the above limitation must notify the Corporation in writing at least 15 days prior to such proposed or attempted Transfer to such Person. If attempt is made to violate these restrictions on Transfers, (i) any purported Transfer will be void and will not be recognized by the Corporation, (ii) the Corporation will have the right to redeem the Stock proposed to be Transferred, and (iii) the Stock represented hereby generally will be automatically converted into and exchanged for Excess Stock, which will be held in trust by the Trustee in part for the benefit of a Charitable Beneficiary. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each stockholder who directs a request to the Chairman of the Board of the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

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
TEN COM -- as tenants in common                 UNIF GIFT MIN ACT -- ............ Custodian ............
                                                                        (Cust)                 (Minor)
TEN ENT -- as tenants by the entireties                              under Uniform Gifts to Minors

JT TEN  -- as joint tenants with right                               Act...................
           of survivorship and not as tenants                                 (State)
           in common

           Additional abbreviations may also be used though not in the above list.
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 For value received,                    hereby sell assign and transfer unto
                   --------------------

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE
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PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE


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                                                                         Shares
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of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
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Attorney to transfer the said stock in the books of the within-named
Corporation with full power of substitution in the premises.

Dated                    ,
     -------------------- ---------



++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++


     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Sizeler Property Investors, Inc. (the "Company") and The Bank of New York, as Rights Agent, dated as of August 6, 1998, and as amended from time to time, (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Adverse Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

     A full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the corporation is authorized to issue and the authority of the board of directors to set the relative rights and preferences of any series of capital stock, will be furnished to any stockholder, without charge, upon request to the secretary of the corporation at the corporation's principal office.

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

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          AMERICAN BANK NOTE COMPANY                    PRODUCTION COORDINATOR: SUE MCNAMEE: 215-764-8613
        65TH STREET AT SANSOM STREET                           PROOF OF DECEMBER 13, 2001
           PHILADELPHIA, PA 19139                           SIZELER PROPERTY INVESTORS, INC.
                (215)784-8600                                      H 72017 patch
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      SALES: L. TOGLIA: 212-269-0339  X-16                 OPERATOR:                       eg
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  /NET/BANKNOTE/HOME 23/MAC 6/SIZERLER/H72017                               REV. 1
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